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                                                                    EXHIBIT 23.5


                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
                         INDEPENDENT PETROLEUM ENGINEERS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-72314, dated November 28, 2001) and the related Joint Proxy Statement/Prospectus relating to the proposed merger of Toreador Resources Corporation and Madison Oil Company, to be filed with the Securities and Exchange Commission, and to the use of our reserve report dated March 28, 2001 for Madison Oil Company included in or made a part of the Registration Statement and related Joint Proxy Statement/Prospectus.



                                        /s/ WILLIAM M. KAZMANN
                                        ----------------------------------------
                                        LaRoche Petroleum Consultants, Ltd.




November 28, 2001
Dallas, Texas